UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2017 (August 3, 2017)

PHILLIPS EDISON GROCERY CENTER REIT II, INC.
(Exact name of registrant specified in its charter)

Maryland	000-55438	61-1714451
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

11501 Northlake Drive
Cincinnati, Ohio 45249
(Address of principal executive offices)

Registrant’s telephone number, including area code: (513) 554-1110

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
o     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On August 3, 2017, Phillips Edison Grocery Center REIT II, Inc. (the “Company”) held its annual meeting of stockholders in Cincinnati, Ohio. The matter on the agenda for the annual meeting was the election of four directors to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified.

Proposal 1 - Election of Directors

The nominees submitted for election as directors were Jeffrey S. Edison, David W. Garrison, Mark D. McDade, and John A. Strong. The votes cast “For,” votes “Withheld” and “Broker Non-votes” for each of the director nominees were as follows:

Nominee	For	Withheld	Broker Non-Votes
Jeffrey S. Edison	23,977,698	1,094,124	-
David W. Garrison	23,949,881	1,121,941	-
Mark D. McDade	24,051,429	1,020,393	-
John A. Strong	24,031,694	1,040,128	-

All of the nominees were elected to serve as directors until the next annual meeting of stockholders and until their successors are duly elected and qualified.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.     None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS EDISON GROCERY CENTER REIT I, INC.

Dated: August 8, 2017	By:	/s/ R. Mark Addy
R. Mark Addy President and Chief Operating Officer